EXHIBIT 3.1

                            CERTIFICATE OF CORRECTION
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                       PALOMAR MEDICAL TECHNOLOGIES, INC.


        PALOMAR MEDICAL TECHNOLOGIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company") does hereby certify pursuant to Section 103(f) thereof that:

                FIRST: The Company, then known as Dynamed, Inc., filed a Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware (the "Secretary of State") on August 16, 1991.

                SECOND: The Certificate of Incorporation set forth an inaccurate record of the corporate action referred to therein.

                THIRD: The Certificate of Incorporation inaccurately reflected the text of Article FOURTH thereof in that the relevant portion of Article FOURTH inaccurately states as follows:

                Additional designations and powers, the rights and preferences and the qualifications, limitations or restrictions with respect to each class of stock of the corporation shall be as determined by the Board of Directors from time to time.

                FOURTH: The correct text of Article FOURTH of the Certificate of Incorporation intended to be effected by this Certificate of Correction is as follows:

                Additional designations and powers, the rights and preferences and the qualifications, limitation or restrictions with respect to each series of such class of stock of the Corporation shall be as determined by the Board of Directors from time to time.


        IN WITNESS WHEREOF, said Palomar Medical Technologies, Inc. has caused this Certificate of Correction to be signed by its duly authorized officer this day of September, 1997.

                                              PALOMAR MEDICAL TECHNOLOGIES, INC.



                                              By:        /s/ Louis P. Valente
                                                  ------------------------------
                                                  Name:  Louis P. Valente
                                                  Title: Chief Executive Officer
                                                         and President

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